Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form F-1) of SciSparc Ltd. of our report dated March 31, 2024, with respect to the financial statements of AutoMax Motors Ltd. as of December 31, 2023 and 2022 and the years then ended included in a Report of Foreign Private Issuer on Form 6-K filed by SciSparc Ltd. with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Jerusalem, Israel

Date: August 28, 2024	By:
Ben David Shalvi Kop & Co.